                                     Exhibit 23.1


                        [Letterhead of KPMG Peat Marwick LLP]



                            INDEPENDENT AUDITORS' CONSENT
                            -----------------------------


The Board of Directors
Capital Corp of the West

We consent to the use of our reports included herein and the reference to our firm under the heading "Experts" in the prospectus. The report on the 1995 financial statements reflects the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by Statement No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES.


                                       /s/  KPMG Peat Marwick LLP

Sacramento, California
July 14, 1997